Exhibit 3.2.2

BY-LAWS

OF

CATHAY MERCHANT GROUP, INC.

ARTICLE 1
OFFICES

1.1 Registered Office: The registered office shall be located at 1720 Carey Avenue, Cheyenne, Wyoming 82001.

1.2 Other Offices: The corporation may also have offices at such other places both within and without the State of Wyoming as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE 2
SHAREHOLDERS

2.1 Place of Shareholders’ Meetings: All meetings of the shareholders of the corporation shall be held at such place or places, within or outside the State of Wyoming, as may be fixed by the board of directors from time to time or as shall be specified in the respective notices thereof.

2.2 Time of Annual Meetings of Shareholders: An annual meeting of shareholders shall be held each year within six months after the close of the fiscal year of the corporation.

2.3 Purpose of Annual Meetings: At each annual meeting, the shareholders shall elect the members of the board of directors for the succeeding year. At any such annual meeting any further proper business may be transacted.

ARTICLE 3
SPECIAL MEETINGS OF SHAREHOLDERS

3.1 Special Meetings of Shareholders: Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Wyoming as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Calling Special Meetings: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president, the board of directors, or upon written demand of at least twenty percent (20%) of all of the votes entitled to be cast on any issue proposed to be considered.

3.3 Notice of Meetings of Shareholders: Written or printed notice of a special meeting stating the date, time, and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE 4
QUORUM AND VOTING OF STOCK

4.1 Quorum of Shareholders: One third (33.3%) of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

4.2 Approval After Quorum: If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by law or the Certificate of Incorporation.

4.3 Voting by Shareholders: Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the Certificate of Incorporation or law provides otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

4.4 Action by Consent Without Meeting: Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed, either manually or in facsimile, by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE 5
DIRECTORS

5.1 Number, Method of Election and Terms of Office of Directors: The number of directors which shall constitute the board of directors shall be a minimum of 1 (one) and a maximum of 8 (eight) unless and until otherwise determined by a vote of a majority of the entire board of directors. Within the limits above specified, the number of directors shall be determined from time to time by resolution of the board of directors or by the shareholders at the annual meeting. Unless the Certificate of Incorporation otherwise provides, directors need not be residents of the State of Wyoming nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of shareholders.

5.2 Vacancies on Board of Directors: Unless the Certificate of Incorporation provides otherwise, any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.

5.3 Power of Directors: The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

5.4 Corporate Records: The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Wyoming, at such place or places as they may from time to time determine.

5.5 Compensation of Directors: The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE 6
MEETINGS OF THE BOARD OF DIRECTORS

6.1 Location of Meetings: Meetings of the board of directors, regular or special, may be held either within or without of the State of Wyoming.

6.2 Regular Meetings: Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

6.3 Special Meetings: Special meetings of the board of directors may be called on 1 days' notice to each director, either personally, by mail or by facsimile.

6.4 Attendance at Meetings: Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon his arrival), objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of the notice of such meeting.

6.5 Quorum of Directors: One third (33.3%) of the directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present.

6.6 Action by Consent Without Meeting: Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed, either manually or in facsimile, by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE 7
COMMITTEES

7.1 Committees: The board of directors may create one (1) or more committees that may consist of one (1) or more members of the board. Committee members shall serve at the board of directors’ pleasure. To the extent specified by the board of directors or Certificate of Incorporation, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise provided by law.

ARTICLE 8
NOTICES

8.1 Notices: Whenever notice is required to be given to any director or shareholder under the provisions of the statutes, the Certificate of Incorporation or these bylaws such notice shall be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a notice mailed to a shareholder, the shareholder’s registered address;

(ii)

for a notice mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that notice or notices of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a notice delivered to a shareholder, the shareholder’s registered address;

(ii)

for a notice delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that notice or notices of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the notice by fax to the fax number provided by the intended recipient for the sending of that notice or notices of that class;

(d)	sending the notice by email to the email address provided by the intended recipient for the sending of that notice or notices of that class;

(e)	physical delivery to the intended recipient.

8.2 Waiver of Notice: Whenever notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 9
OFFICERS

9.1 Appointment of Officers: The officers of the corporation shall be chosen by the board of directors, and shall be a president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

9.2 Term and Power of Officers: The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

9.3 Compensation of Officers: The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

9.4 Termination of Officers: The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

9.5 President: The president shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

9.6 Duties of President: The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE SECRETARY

9.7 Secretary: The secretary shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the secretary’s signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

THE TREASURER

9.8 Treasurer: The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

9.9 Disbursements: The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.

9.10 Bonds: If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control, belonging to the corporation.

ARTICLE 10
CERTIFICATES FOR SHARES

10.1 Share Certificates: The shares of the corporation shall be represented by certificates or shall be uncertificated. Each share certificate shall be signed by the president of the corporation, or by a member of the board of directors, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights applicable to each class, and the variations in the relative rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series.

10.2 Authorization of Share Certificates: The signatures of the persons signing a share certificate may be facsimiles. In case any person who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to hold such office before such certificate is issued, the certificate is nevertheless valid.

LOST CERTIFICATES

10.3 Lost Certificates: The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation, which is alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

10.4 Transfer of Shares: Upon surrender, to the corporation or the transfer agent of the corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

10.5 Fixing Record Date: For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a record date, in advance, that may not be more than sixty (60) days before the meeting or action requiring a determination of shareholders.

REGISTERED SHAREHOLDERS

10.6 Registered Shareholders: The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote with respect to the shares shown to be owned, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

LIST OF SHAREHOLDERS

10.7 List of Shareholders: A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders.

ARTICLE 11
GENERAL PROVISIONS

DIVIDENDS

11.1 Declaration of Dividend: Subject to the law and any applicable provisions of the Certificate of Incorporation, dividends may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property or in shares of the corporation.

11.2 Allocation of Dividends: Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

11.3 Checks: All checks or demands for money, and notes of the corporation, shall be signed by such officer or officers, or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

11.4 Fiscal Year: The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

11.5 Seal: The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Wyoming”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE 12
INDEMNIFICATION

12.1 Authority: The corporation shall indemnify each director, officer, employee and agent of the corporation, his heirs, executors, administrators and all persons whom the corporation is authorized to indemnify under the provisions of the Wyoming Business Corporation Act (the“WBCA”), to the fullest extent permitted by law, (i) against all the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or in connection with any appeal therein, or otherwise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No provision of these bylaws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the WBCA upon the corporation to furnish, or upon any court to award, such indemnification as otherwise authorized pursuant to the WBCA or any other law now or hereafter in effect.

12.2 Prepayment of Expenses: The corporation may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

ARTICLE 13
AMENDMENTS

13.1 Amendments: These bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board unless the Certificate of Incorporation or law reserves this power to the shareholders.